UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2006

IMCLONE SYSTEMS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of Incorporation)	0-19612 (Commission File Number)	04-2834797 (IRS Employer Identification No.)

180 Varick Street New York, New York            10014

(Address of principal executive offices)         (Zip Code)

(212) 645-1405

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On October 9, 2006, the Board of Directors of ImClone Systems Incorporated (the “Company”) received the resignation of David M. Kies as a director of the Company, effective as of such date. Prior to his resignation, Mr. Kies was Chairman of the Board of the Company. A copy of Mr. Kies’ resignation letter is filed with this report as Exhibit 99.1.

Also on October 9, 2006, the Company’s Board received the resignation of William W. Crouse as a director of the Company, effective as of such date. Messrs. Kies and Crouse have confirmed to the Company’s Board that their resignations are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The text of the Company’s press release entitled “Two Directors Resign from ImClone Systems Board of Directors” is filed with this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Resignation letter of David M. Kies, dated October 9, 2006 (filed herewith)

99.2	Text of press release issued by the Company, dated October 10, 2006, entitled “Two Directors Resign from ImClone Systems Board of Directors” (filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED

Date: October 10, 2006	By: /s/ Daniel J. O’Connor

Daniel J. O’Connor

Vice President, Interim General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Resignation letter of David M. Kies, dated October 9, 2006 (filed herewith)

99.2	Text of press release issued by the Company, dated October 10, 2006, entitled “Two Directors Resign from ImClone Systems Board of Directors” (filed herewith)

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